UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2008

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This 8-K/A Amendment No. 2 amends and restates the 8-K/A which was filed on September 29, 2008. The Company inadvertently transposed two numbers set forth in the first sentence of the second paragraph of Item 8.01. The numbers are correctly set forth below.

ITEM 1.01. Entry into a Material Definitive Agreement.

The information set forth in the first three paragraphs of Item 8.01 of this Current Report on Form 8-K/A is incorporated by reference into this Item 1.01.

ITEM 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K/A is incorporated by reference into this Item 3.02.

ITEM 8.01.	Other Events.

On September 22, 2008, BGC Partners, Inc. repurchased an aggregate of 1,261,491 shares of its Class A Common Stock at $4.00 per share, for an aggregate purchase price of $5,045,963. Also in the month of September, BGC Partners repurchased an additional 1,901,581 shares for an aggregate price of $10,206,086. These stock repurchases were pursuant to its previously announced stock repurchase program.

The 1,261,491 shares were purchased from partners of Cantor Fitzgerald, L.P. and BGC Holdings, L.P. as follows: (i) 198,487 shares were purchased from partners of Cantor, which partners had received distribution rights from Cantor in connection with the separation and merger of BGC Partners; (ii) an aggregate of 259,882 shares were purchased from founding partners of BGC Holdings, which shares were transferred to them pursuant to distribution rights from Cantor in connection with the separation and merger; and (iii) 803,122 shares were purchased from founding partners of BGC Partners and were issued upon exchange of exchangeable Founding Partner Units in BGC Holdings that such founding partners received in connection with the separation and merger.

In connection with the stock repurchase, Cantor agreed to accelerate the distribution of the distribution rights shares solely to permit such partners to sell such shares to BGC Partners. BGC Partners, as the general partner of BGC Holdings, further removed the contractual resale restrictions on the exchange shares solely to permit such founding partners to sell such shares to BGC Partners. BGC Partners’ issuance of the 803,122 shares of Class A Common Stock upon the exchange of the exchangeable Founding Partner Units was in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering. A similar issuance of shares by BGC Partners upon exchange of exchangeable Founding Partner Units was made in June of 2008 with respect to 467 shares issued to a founding partner.

In the third quarter of 2008, BGC Partners issued an aggregate of 231,769 restricted stock units (“RSUs”), representing the right to receive an aggregate of 231,769 shares of Class A Common Stock upon vesting of the RSUs, which vest annually over a three-year period, to employees of the Registrant. BGC Partners’ issuance of such 231,769 RSUs was in reliance upon the exemption from registration provided by Regulation S under the Securities Act for transactions outside the United States and Section 4(2) of the Securities Act for transactions not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K/A Amendment No. 2 to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: October 14, 2008	By:	/s/ Michael A. Lampert
	Name:	Michael A. Lampert
	Title:	Senior Vice President and Deputy
General Counsel